UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)

                                 April 23, 2003


                        MICROCHIP TECHNOLOGY INCORPORATED
             (Exact Name Of Registrant As Specified In Its Charter)


           Delaware                       0-21184                86-062904
(State or Other Jurisdiction of    (Commission File No.)       (IRS Employer
        Incorporation)                                       Identification No.)


           2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
                    (Address of Principal Executive Offices)


                                 (480) 792-7200
              (Registrant's Telephone Number, Including Area Code)
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  EXHIBITS

       99.1 April 23, 2003 Press Release: Microchip Technology Fourth Quarter and Fiscal Year 2003 Financial Results.

ITEM 9. REGULATION FD DISCLOSURE.

     This information is being furnished pursuant to Item 12 - RESULTS OF OPERATIONS AND FINANCIAL CONDITION - as provided in SEC Release No. 34-47583.

     On April 23, 2003, we announced fourth quarter and fiscal year 2003 financial results. The complete release is attached to this report as Exhibit 99.1.

     Our press release includes information regarding our results on a pro forma basis (a non-GAAP financial measure), both on a historical basis and forward-looking basis. Our pro forma results for the fourth quarter of fiscal year 2003 and for fiscal year 2003 exclude the effects of the Fab 3 (Puyallup, WA) impairment charge, an in process research and development charge (related to our acquisition of PowerSmart) and the cumulative effect of the change in accounting principle related to our revenue recognition policy associated with sales to regional Asian distributors. Certain of the Q1 FY2004 Outlook line items exclude the effect of accelerated depreciation due to the announced closure of our Fab 1 (Chandler, AZ) wafer fabrication facility and other related expenses. We believe that the pro forma data provides investors with a useful representation of our core ongoing performance, and a helpful baseline for assessing our future earnings potential.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     The information required under this Item 12 is being provided under Item 9 -REGULATION FD DISCLOSURE - pursuant to the guidance set forth in SEC Release No. 34-47226.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     MICROCHIP TECHNOLOGY INCORPORATED
                                     (Registrant)


Dated: April 23, 2003                By: /s/ Gordon W. Parnell
                                         ---------------------------------------
                                         Gordon W. Parnell
                                         Vice President, Chief Financial Officer
                                         (Principal Accounting and Financial
                                          Officer)

                                    EXHIBITS

Exhibit 99.1 April 23, 2003 Press Release: Microchip Technology Fourth Quarter and Fiscal Year 2003 Financial Results.